UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 17, 2017

(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 17, 2017, Timothy C. Gokey was elected to the board of directors of C.H. Robinson Worldwide, Inc. (the “Company”) effective as of October 17, 2017, filling a new position on the board of directors. Mr. Gokey currently serves as President and Chief Operating Officer at Broadridge Financial Solutions. Prior to joining Broadridge Financial Solutions in 2010, Mr. Gokey served as President of Retail Tax for H&R Block. He also served as a Partner at McKinsey & Company, where he co-founded the Customer Relationship Management (CRM) practice. In connection with his election, Mr. Gokey will be receiving the standard director compensation as referenced in the Company’s proxy statement for its 2017 annual meeting of stockholders.

A copy of the press release announcing Mr. Gokey’s appointment to the board is furnished, but not filed, as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description	Manner of Filing

99.1	Press Release dated October 18, 2017	Filed Electronically

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell Chief Legal Officer and Secretary

Date: October 18, 2017